UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2006

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14762 (Commission File Number)	36-3858106 (I.R.S. Employer Identification Number)

3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 663-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)
☐ Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))
☐ Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement. On August 16, 2006, The ServiceMaster Company (“ServiceMaster”) entered into an employment agreement (“Employment Agreement”) with J. Patrick Spainhour to serve as ServiceMaster’s Chairman and Chief Executive Officer. Mr. Spainhour was appointed to serve as ServiceMaster’s Chairman and Chief Executive Officer on June 30, 2006. The Employment Agreement supersedes Mr. Spainhour’s offer letter dated May 15, 2006 pursuant to which Mr. Spainhour agreed to serve as Interim Chairman and Chief Executive Officer. The term of the Employment Agreement ends on December 31, 2008, with an automatic one-year renewal provision unless terminated by ServiceMaster or Mr. Spainhour.

The Employment Agreement provides Mr. Spainhour with an annual base salary of not less than $900,000. Mr. Spainhour’s annual bonus target under ServiceMaster’s annual bonus plan is 100% of his salary, or $900,000, with a maximum payout of 200% of his salary, or $1,800,000. The actual payouts under the annual bonus plan are subject to satisfaction of performance targets established by the Compensation and Leadership Development Committee of the Board of Directors (“CLDC”). For 2006, Mr. Spainhour will be paid a guaranteed bonus of approximately $150,000 (equal to 150% of his salary for service as Interim Chairman and CEO) plus the amount earned (based on six months service as permanent Chairman and CEO) under the 2006 annual bonus plan (target equals $450,000 with maximum of $900,000), with the performance goals and targets established by the CLDC.

Mr. Spainhour receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to medical, dental, life, accidental death and dismemberment, vision and disability insurance, and four weeks paid vacation. ServiceMaster also pays club membership dues for Mr. Spainhour, but not expenses. In accordance with ServiceMaster’s policy, Mr. Spainhour may use the company plane for personal use unrelated to company business for which Mr. Spainhour recognizes taxable income in accordance with income tax regulations. Mr. Spainhour reimburses ServiceMaster for flight time in excess of fifty hours annually for reasons unrelated to company business. The reimbursable amount equals the amount of income Mr. Spainhour would otherwise recognize.

Mr. Spainhour will not be eligible to participate in ServiceMaster’s corporate performance plan, but will be granted annually equity-based awards. For 2006, in recognition of the fact that Mr. Spainhour was appointed permanent Chairman and CEO in mid-year, ServiceMaster granted Mr. Spainhour a reduced award of 185,000 stock appreciation rights with a base price of $10.35 per right and 61,667 shares of restricted stock on August 2, 2006, which was one business day after ServiceMaster released second quarter 2006 results of operations. Commencing in 2007, Mr. Spainhour will be granted options or other equity-based awards with a minimum value of $2,500,000.

Mr. Spainhour’s base salary, target annual bonus, equity awards and all other compensation are subject to approval each year by the CLDC.

Mr. Spainhour has agreed to non-competition and non-solicitation restrictions for a period of two years after his termination date.

If Mr. Spainhour’s employment with ServiceMaster is terminated by ServiceMaster without cause or by Mr. Spainhour for good reason, Mr. Spainhour will receive, subject to the execution of a release by Mr. Spainhour, (1) accrued salary through the date of termination, (2) the annual bonus earned in the year immediately prior to the year in which the date of termination occurs (to the extent not previously paid), (3) one times Mr. Spainhour’s highest annual base salary and highest annual target bonus during the term of the Employment Agreement if the date of termination occurs on or prior to June 30, 2007 (two times if on or after July 1, 2007), (4) reimbursement of expenses and (5) continuation of medical, prescription and life insurance for up to two years following the date of termination. Any severance payments will be delayed by six months to comply with Section 409A of the Internal Revenue Code relating to the receipt of nonqualified deferred compensation.

If Mr. Spainhour’s employment with ServiceMaster is terminated by ServiceMaster for cause or by Mr. Spainhour for any reason other than good reason, Mr. Spainhour will not receive the benefits set forth in (3) and (5) above, but will receive (1) accrued salary through the date of termination, (2) if termination is by reason of death or disability, annual bonus earned in the year immediately prior to the year in which the date of termination occurs (to the extent not previously paid) and (3) reimbursement of expenses.

Change in Control Severance Agreement. On August 16, 2006, ServiceMaster entered into a change in control severance agreement (“CIC Agreement”) with J. Patrick Spainhour. The CIC Agreement is substantially similar to change in control severance agreements ServiceMaster previously has entered into with each of its executive officers and certain other officers. These agreements were a result of a determination by the Board that it was in the best interests of ServiceMaster and its shareholders to secure the continued service, dedication and objectivity of its officers in the event of a possible change in control of ServiceMaster.

A "change in control" generally includes (1) an acquisition by a person or group of 25% or more of ServiceMaster's common stock (other than an acquisition from or by ServiceMaster or by a ServiceMaster benefit plan), (2) a change in a majority of the Board, (3) the consummation of a reorganization, merger or consolidation or sale of substantially all of ServiceMaster's assets (unless stockholders receive 60% or more of the stock of the resulting company), or (4) a liquidation or dissolution of ServiceMaster.

Benefits are payable under the agreements only if a change in control has occurred and within two years after the change in control the officer's employment is terminated for any reason other than by ServiceMaster for cause, by the officer without good reason or upon the officer's death or disability. “Good reason” means a material reduction in position, duties or responsibilities, a transfer of the employee’s home office by more than 40 miles, a reduction in salary, a failure to maintain substantially comparable benefit or compensation plans or to provide benefits substantially comparable to other peer employees, or a failure by ServiceMaster to require a successor to assume ServiceMaster’s obligations under the CIC Agreement. With respect to ServiceMaster’s executive officers set forth in ServiceMaster’s 2006 proxy statement (but not Mr. Spainhour), the benefits payable under the agreements include a lump sum cash payment consisting of (1) three times the executive officer's highest base annual salary during the prior 12 months and (2) three times the executive officer's target annual bonus and target corporate performance plan bonus for the year in which the change in control occurs. For Mr. Spainhour, the benefits payable under his CIC Agreement include a lump sum cash payment consisting of (1) one times his highest base annual salary during the prior 12 months plus 1/12th of such salary for each completed month of service from July 1, 2006, up to a maximum of 24 completed months (i.e., three times his highest annual base salary if the termination occurs on or after June 30, 2008) and (2) one times his target annual bonus for the year in which the change in control occurs plus 1/12th of such target bonus for each completed month of service from July 1, 2006, up to a maximum of 24 completed months (i.e., three times his target annual bonus if the termination occurs on or after June 30, 2008).

ServiceMaster’s executive officers and Mr. Spainhour would also be entitled to: (1) his or her salary through the date of termination, (2) any earned but unpaid bonus in the year immediately prior to the year in which the termination occurs, (3) accrued but unpaid vacation, (4) pro rated bonus through the date of termination based upon the target bonus immediately prior to the change in control, and (5) the value of any unvested employer contributions to the 401(k) plan or the deferred compensation plan. ServiceMaster must also maintain insurance on behalf of Mr. Spainhour and his dependents for a period of one year plus one month for each completed month of service from July 1, 2006, up to a maximum of 24 completed months (i.e., three years of coverage if the termination occurs on or after June 30, 2008). The agreements provide that if payments under the agreements subject the executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, ServiceMaster will make a gross-up payment to the executive officer equal to the excise tax on such payment plus any additional taxes resulting from the gross-up payment.

Performance Goals. Effective as of June 30, 2006, J. Patrick Spainhour was appointed by the Board of Directors to serve as the Chairman and Chief Executive Officer of ServiceMaster. Previously, on May 16, 2006 Mr. Spainhour was appointed to serve as Interim Chairman and Chief Executive Officer. On August 15, 2006, the CLDC established the 2006 performance goals of Mr. Spainhour under the ServiceMaster Annual Bonus Plan (the “ABP”). The ABP was approved by ServiceMaster’s shareholders on May 21, 2003.

Mr. Spainhour’s annual bonus target is 100% of his salary, or $900,000, with a maximum payout of 200% of his salary, or $1,800,000. The actual payouts under the ABP are subject to satisfaction of performance targets established by the CLDC. For 2006, Mr. Spainhour’s target bonus under the ABP will be $450,000 with maximum of $900,000, based on the performance goals and targets that have been established by the CLDC.

Mr. Spainhour’s 2006 performance goals include financial measures. Mr. Spainhour’s actual payout under the Plan will be based on ServiceMaster’s performance related to: (1) achievement of an earnings per share target during the six-month period commencing July 1, 2006 and (2) achievement of a revenue target during the six-month period commencing July 1, 2006. No payment will be earned if performance is below pre-determined performance targets. For 2006, 80% of Mr. Spainhour’s annual bonus target is based on earnings per share and 20% is based on revenue.

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Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
	10.1	Employment Agreement dated August 16, 2006, effective as of June 30, 2006, between The ServiceMaster Company and J. Patrick Spainhour.
	10.2	Change in Control Severance Agreement dated August 16, 2006 between The ServiceMaster Company and J. Patrick Spainhour.
10.3

ServiceMaster Annual Bonus Plan is incorporated by reference to Exhibit C to the April 16, 2003 Proxy Statement relating to The ServiceMaster Company’s 2003 Annual Meeting of Shareholders held May 21, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006	THE SERVICEMASTER COMPANY
By: /s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated August 16, 2006, effective as of June 30, 2006, between The ServiceMaster Company and J. Patrick Spainhour.
10.2	Change in Control Severance Agreement dated August 16, 2006 between The ServiceMaster Company and J. Patrick Spainhour.
10.3

ServiceMaster Annual Bonus Plan is incorporated by reference to Exhibit C to the April 16, 2003 Proxy Statement relating to The ServiceMaster Company’s 2003 Annual Meeting of Shareholders held May 21, 2003.

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